UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6501 E. Greenway Pkwy #103-412
Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 413-3927

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 1, 2020, the registrant ("Altair International") held a meeting of its Board of Directors to accept the resignation of Alan Smith as a member of the Board and President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer for health reasons and not as a result of any disagreements between himself and the management of the Altair International relating to Altair International’s operations, policies or practices. The Board of Directors of Altair International appointed Leonard Lovallo as its President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2020	Altair International Corp.

	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO